SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


              Date of report (Date of earliest event reported)
                   November 25, 2003 (September 1, 2003)

                        Trinity Learning Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)

     0-8924                                                 73-0981865
(Commission File Number)                   (IRS Employer Identification No)


     1831 Second Street
     Berkeley, California                                          94710
(Address of Principal Executive Officer)                         (Zip Code)


                               (510) 540-9300
            (Registrant's Telephone Number, Including Area Code)


Item 7.   Financial Statements and Exhibits


     Included with this amendment to the Report on Form 8-K for Trinity Learning Corporation, originally filed with the Securities and Exchange Commission on September 16, 2003 are the financial statements of Riverbend Group Holdings (Pty.) Ltd., as of June 30, 2003 and June 30, 2002 along with pro forma financial information giving effect to the acquisition of this entity.






               RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED


                          AND SUBSIDIARY COMPANIES

                    Registration No: 1998 / 016713 / 03


                     CONSOLIDATED FINANCIAL STATEMENTS

                      for the year ended 30 June 2003

                                                                     Page 1

      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES

                  CONSOLIDATED ANNUAL FINANCIAL STATEMENTS

                      for the year ended 30 June 2003


Index

Report of the independent auditors                                       2

The following were approved by the directors:

Report of the directors                                                  3

Balance sheet                                                            4

Income statement                                                         5

Statement in change of equity                                            6

Cash flow statement                                                      7

Notes to the financial statements                                   8 - 15




The financial statements set out on pages 3 to 15 were approved by the directors and are signed on its behalf by:






-------------------------------------
N.C. Tattersall



-------------------------------------
Date

                                                                     Page 2

REPORT OF THE INDEPENDENT AUDITORS

TO THE MEMBERS OF

RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES


We have audited the group financial statements of Riverbend Group Holdings (Proprietary) Limited as set out on page 3 to 15 for the year ended 30 June 2003. The financial statements are the responsibility of the company's directors. Our responsibility is to express an opinion on these financial statements based on our audit.

Scope

We conducted our audit in accordance with statements of South African Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes:

- examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements;

- assessing the accounting principles used and significant estimates made by management; and

-    evaluating the overall financial statement presentation

We believe that our audit provides a reasonable basis for our opinion.

Audit opinion

In our opinion these financial statements fairly present, in all material respects, the financial position of the company and the group at 30 June 2003 and the results of its operations and cash flows for the year then ended in accordance with South African Statements of Generally Accepted Accounting Practice and in the manner required by the Companies Act.




J F van Zyl.
Chartered Accountants (SA)
Registered Accountants and Auditors
JOHANNESBURG

27-Oct-03

                                                                     Page 3
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                          REPORT OF THE DIRECTORS

The directors have pleasure in submitting their report to the shareholders on the financial information of the company and the group as at 30 June 2003.

GENERAL REVIEW
The principal activity is that of a technology holding company.

The operations and the results thereof for your company and its subsidiaries are clearly reflected in the attached financial statements. No material fact or circumstance has occurred between the accounting date and the date of this report.

STATEMENTS OF RESPONSIBILITY
The directors are responsible for the maintenance of adequate accounting records and the preparation and integrity of the annual financial statements and related information. The auditor is responsible to report on the fair presentation of the annual financial statements. The annual financial statements have been prepared in accordance with generally accepted accounting practice.

The directors are also responsible for the company's system of internal financial control. These are designed to provide reasonable, but not absolute, assurance as to the reliability of the financial statements, and to adequately safeguard, verify and maintain accountability of assets, and to prevent and detect misstatement and loss. Nothing has come to the attention of the directors to indicate that any material breakdown in the functioning of these controls, procedures and systems has occurred during the year under review.

The consolidated annual financial statements have been prepared on the going concern basis, since the directors have every reason to believe that the company has adequate resources in place to continue in operation for the foreseeable future.

SHARE CAPITAL
Changes in the share capital are reflected in note 6 to the financial statements.

FINANCIAL RESULTS
The consolidated profit for the period was R 1,798,799 (2002: 1,188,481).

DIVIDENDS
No dividends were declared during the period under review, nor are any recommended.

DIRECTORS
Your directors are:

NC Tattersall       (Chairman)
CA Elfick
JR Raubenheimer
JD van Wyk

SECRETARY
The company secretary in L de Jager.

SUBSIDIARIES
The subsidiary companies are reflected in note 4 to the financial statements.


                                                                     Page 4
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     BALANCE SHEETS AS AT 30 JUNE 2003

                                         Company                 Group
                            Notes   R           R            R           R
ASSETS

Non - current assets

Fixed assets                      2    152,244      115,247   1,193,175    1,604,836
Deferred tax assets               3          -            -   1,214,009            -
Intangible assets                 4  1,118,571      756,021  20,434,376   16,606,243
Investments in subsidiaries       5  1,103,685      885,695           -            -
Cost of control                              -            -     441,005      882,010
                                    -----------  ----------- -----------  -----------
                                     2,374,500    1,756,963  23,282,565   19,093,089
                                    -----------  ----------- -----------  -----------

Current assets

Accounts receivable                    100,377      883,832   6,746,261    3,709,589
Balance balances and cash                5,917            -     259,268    1,933,577
                                    -----------  ----------- -----------  -----------
                                       106,294      883,832   7,005,529    5,643,166
                                    -----------  ----------- -----------  -----------
                                    -----------  ----------- -----------  -----------
Total assets                         2,480,794    2,640,795  30,288,094   24,736,255
                                    ===========  =========== ===========  ===========

EQUITY AND LIABILITIES

Capital and reserves

Share capital                     6     25,000       10,000      25,000       10,000
Share premium                     7    100,000      100,000  13,075,000   13,075,000
Non distributable reserve                    -            -    (602,055)  (2,652,959)
Retained income/(accumulated loss)     250,354      (91,322)    821,386     (521,457)
                                    -----------  ----------- -----------  -----------
                                       375,354       18,678  13,319,331    9,910,584
                                    -----------  ----------- -----------  -----------
Minority interest                 8          -            -   9,997,139   10,858,655
                                    -----------  ----------- -----------  -----------
Non - current liabilities

Shareholders' loans               9  1,863,244    2,199,950   2,427,266    2,199,950
                                    -----------  ----------- -----------  -----------

Current liabilities

Creditors and provisions         10    181,530      316,155   4,483,692    1,661,054
Bank overdrafts                         60,666      106,012      60,666      106,012
                                    -----------  ----------- -----------  -----------
                                       242,196      422,167   4,544,358    1,767,066
                                    -----------  ----------- -----------  -----------
                                    -----------  ----------- -----------  -----------
                                     2,480,794    2,640,795  30,288,094   24,736,255
                                    ===========  =========== ===========  ===========


                                                                     Page 5
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
             INCOME STATEMENTS FOR THE YEAR ENDED 30 JUNE 2003

                                          Company                  Group
                            Notes   R           R            R           R

Revenue                              2,322,127    1,594,666  22,011,639   12,321,027

Cost of sales                       (1,258,674)    (757,406)(11,223,531)  (5,690,156)
                                    -----------  ----------- -----------  -----------
Gross profit                         1,063,453      837,260  10,788,108    6,630,871

Other income                           452,805            -           -            -

Operating expenditures              (1,018,659)    (861,162)(10,250,670)  (5,807,183)
                                    -----------  ----------- -----------  -----------
Operating profit/(loss)          11    497,599      (23,902)    537,438      823,688

Finance income/(costs)           12         82            -     936,789      364,793
                                    -----------  ----------- -----------  -----------
Profit/(loss) before taxation          497,681      (23,902)  1,474,227    1,188,481

Taxation                          3          -            -  (1,214,009)           -
                                    -----------  ----------- -----------  -----------
Profit/(loss) from normal
operations                             497,681      (23,902)  2,688,236    1,188,481

Minority interest                                              (889,437)

Profit on sale of shares in
subsidiary                        4    285,000            -     285,000            -
                                    -----------  ----------- -----------  -----------
Net profit/(loss) for the year         782,681      (23,902)  2,083,799    1,188,481
                                    ===========  =========== ===========  ===========


                                                                     Page 6
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES STATEMENTS IN CHANGES OF EQUITY FOR THE YEAR ENDED 30 JUNE 2003

                                             Company                 Group
                                         2003         2002        2003         2002
                                           R            R           R            R
Share capital

Ordinary shares

At beginning of year                    10,000       10,000      10,000       10,000

Ordinary shares issued                  15,000            -      15,000            -
                                    -----------  ----------- -----------  -----------
At end of year                          25,000       10,000      25,000       10,000
                                    ===========  =========== ===========  ===========
Share premium

At beginning of year                   100,000      100,000  13,075,000   13,075,000

Movement during the year                     -            -           -            -
                                    -----------  ----------- -----------  -----------
At end of year                         100,000      100,000  13,075,000   13,075,000
                                    ===========  =========== ===========  ===========
                                    -----------  ----------- -----------  -----------
Total share capital at end of year     125,000      110,000  13,100,000   13,085,000
                                    ===========  =========== ===========  ===========
Non distributive reserves

At beginning of year                         -            -  (2,652,959)    (695,038)

Intangible asset valuation reserve

Present value adjustment of
intangible assets                            -            -           -   (2,278,277)

Transfer to minority interest                -            -   1,750,953            -

Transfer from valuation reserve on
unwinding of present value
adjustment                                   -            -     299,951      320,356
                                    -----------  ----------- -----------  -----------
At end of year                               -            -    (602,055)  (2,652,959)
                                    ===========  =========== ===========  ===========
Retained income/(accumulated loss)

At beginning of year                   (91,322)     (67,420)   (521,457)  (1,389,582)

Net Profit/(loss) for the year         782,681      (23,902)  2,083,799    1,188,481

Cost of control written off           (441,005)           -    (441,005)           -

Transfer from valuation reserve
on unwinding of present value
adjustment                                   -            -    (299,951)    (320,356)
                                    -----------  ----------- -----------  -----------
At end of year                         250,354      (91,322)    831,386     (521,457)
                                    ===========  =========== ===========  ===========

                                                                     Page 7
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
            CASH FLOWS STATEMENT FOR THE YEAR ENDED 30 JUNE 2003

                                       Company                   Group
                            Notes   R           R            R           R
CASH FLOWS FROM
OPERATING ACTIVITIES

Cash receipts from customers
 and third parties                   3,558,387      773,652  18,974,968   10,339,180
Cash paid to suppliers and
 third parties                      (2,348,456)  (1,319,562)(15,245,381)  (8,323,828)
                                    -----------  ----------- -----------  -----------
Cash generated from operations       1,209,931     (545,910)  3,729,587    2,015,352

Interest received                        5,383            -      90,470       84,799

Interest paid                           (5,301)           -     (35,891)     (40,362)
                                    -----------  ----------- -----------  -----------
Net cash inflow from operating
activities                       14  1,210,013     (545,910)  3,784,166    2,059,789
                                    -----------  ----------- -----------  -----------

CASH FLOWS FROM
INVESTING ACTIVITIES

Fixed assets acquired                 (100,499)    (114,183)   (311,894)  (1,421,547)
Development costs                     (362,550)    (495,709) (5,628,551)  (5,988,494)
Investment in subsidiaries            (658,995)     402,766           -            -
Cost of control arising from
 acquisition of shares in
 subsidiary company                          -            -           -     (882,010)
Loans (to)/from associated
 companies                                   -            -           -            -
                                    -----------  ----------- -----------  -----------
Net cash outflow from investing
activities                          (1,122,044)    (207,126) (5,940,445)  (8,292,051)
                                    -----------  ----------- -----------  -----------

CASH FLOWS FROM
FINANCING ACTIVITIES

Proceeds from issue of ordinary
  shares                                15,000            -      15,000            -
Proceeds from premium on issue
 of ordinary shares                          -            -           -            -
Proceeds from sale of shares
 in subsidiary                         285,000            -     285,000            -
Proceeds from minority loans
 received                                    -            -           -    5,858,152
Change in shareholders loans          (336,706)     652,827     227,316      477,027
                                    -----------  ----------- -----------  -----------
Net cash inflow from financing
activities                             (36,706)     652,827     527,316    6,335,179

Cash and cash equivalents at
beginning of year                     (106,012)      (5,803)  1,827,565    1,724,648
                                    -----------  ----------- -----------  -----------
Cash and cash equivalents at
end of year                      15    (54,749)    (106,012)    198,602    1,827,565
                                    ===========  =========== ===========  ===========

                                                                   Page 8
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

1.   Accounting policies

     The financial statements are prepared on the historical cost basis and incorporate the following principle accounting policies used by the company which are consistent with those of the previous year.

     Basis of consolidation

     The consolidated financial statements incorporate the financial statements of the Company and enterprises controlled by the Company (its subsidiaries) up to 30 June each year. Control is achieved where the Company has the power to govern the financial and operating policies of an investee enterprise so as to obtain benefits from its activities.

     The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

     The assets, liabilities and results of Elearning Systems (Pty) ltd are consolidated as the board of directors of the subsidiary is controlled by the Company.

     Fixed assets

     Fixed assets are stated at cost less depreciation. Cost includes all costs directly attributable to bringing the assets to working condition for their intended use. Depreciation is calculated on the straight line basis so as to write off the cost or amount of the valuation of the assets over their expected useful lives.

     The depreciation rates applicable to each category of fixed assets is as follows:

     Computer equipment                               33.30% p.a.
     Computer software                                50.00% p.a.
     Furniture and fittings                   16.67 - 33.33% p.a.
     Leasehold improvements                           33.30% p.a.

     The gain or loss arising on the disposal or retirement of an asset is determined as the difference between sales proceeds and the carrying amount of the asset and is recognised in the income statement when the asset is sold or retired.

     Publishing rights and licenses

     The net present value of expected future utilisation of publishing rights, calculated using an incremental borrowing rate, is capitalised as a intangible asset and amortised on the straight-line basis over the expected useful life of the asset, but generally over five years. The carrying amount of each intangible asset is reviewed annually and adjusted for impairment where necessary.

                                                                     Page 9
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

     Development costs

     Development costs which result in an asset which is considered to have an enduring benefit are capitalised and amortised on the straight-line basis over a period of five years so as to match expenditures with future related economic benefits. This only occurs where the directors are satisfied that certain requirements for the capitalisation of development costs have been met. Internal software development cost are generally expensed. The requirements for capitalisation include:

     - the technical feasibility of completion and the intention to complete the development of the asset;
     -    it is probable that future economic benefits will be received;
     - adequate resources are available to complete development of the asset; and
     -    the expenditure attributable to the asset is measurable.

     Cash and cash equivalents

     Cash and cash equivalents consist of bank balances, deposits and cash, net of bank overdrafts for the purpose of the cash flow statement.

     Cost of control

     Cost of control, being the excess purchase price of shares in subsidiaries over the net assets acquired, is written off over two years.

     Revenue

     Sales are recorded in the financial statements at the date the goods are delivered to customers or services are performed.

     Impairment

     A periodic impairment review of assets is carried out by comparing the net book value of the assets with their fair values. Where the fair value is less than the net book value, the impairment is charged against income to reduce the carrying amount of the affected assets to recoverable amounts.

     Provisions

     A provision is recognized when there is a legal or constructive obligation, as a result of a past event for which it is probable that a transfer of economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

     Cash and cash equivalents

     Cash and cash equivalents consist of bank balances, deposits and cash, net of bank overdrafts for the purpose of cash flow statement.

     Financial instruments

     Financial assets
     The Group's principal financial assets are bank balances, deposits and cash, trade and other receivables.

                                                                    Page 10
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

     Trade receivables are stated at their nominal value as reduced by appropriate allowances for estimated irrecoverable amounts.

     Financial liabilities
     Financial liabilities are classified according to the substance of the contractual arrangements entered into. Significant financial liabilities include finance lease obligations, interest-bearing bank loans and overdrafts, convertible loan notes and trade and other payables.

     Interest-bearing bank loans and overdrafts, and convertible loans notes are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption, are accounted for on an accrual basis and are added to the carrying amount of the instruments to the extent that they are not settled in the period in which they arise.

     Trade and other payables are stated at their nominal value.

                                             Company                  Group
                                         2003         2002        2003         2002
                                           R            R           R            R
2.   Fixed assets
Computer equipment
Carrying value at beginning of year     74,549       19,348     501,958      245,857
                                    -----------  ----------- -----------  -----------
At cost                                139,174       56,418   1,053,374      540,773
Accumulated depreciation               (64,625)     (37,070)   (551,416)    (294,916)
                                    -----------  ----------- -----------  -----------
Additions                               82,111       82,756     351,664      512,601
Depreciation                           (42,758)     (27,555)   (307,183)    (256,500)
Scapped                                      -            -     (12,499)           -
Carrying value at end of the year       113,902      74,549     533,940      501,958
                                    -----------  ----------- -----------  -----------
At cost                                221,285      139,174   1,318,055    1,053,374
Accumulated depreciation              (107,383)     (64,625)   (784,115)    (551,416)
                                    -----------  ----------- -----------  -----------
Computer Software
 Carrying value at beginning of year    27,760        8,338     764,402       42,296
                                    -----------  ----------- -----------  -----------
At cost                                 54,774       23,347   1,077,739      168,793
Accumulated depreciation               (27,014)     (15,009)   (313,337)    (126,497)
                                    -----------  ----------- -----------  -----------
Additions                               15,250       31,427      15,250      908,946
Depreciation                           (13,694)     (12,005)   (328,864)    (186,840)
Scapped                                      -            -      (2,496)           -
Carrying value at end of the year       29,316       27,760     448,290      764,402
                                    -----------  ----------- -----------  -----------
At cost                                 70,024       54,774   1,032,115    1,077,398
Accumulated depreciation               (40,708)     (27,014)   (583,825)    (313,337)
                                    -----------  ----------- -----------  -----------

                                                                    Page 11
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

                                             Company                   Group
                                         2003         2002        2003         2002
                                           R            R           R            R
Furniture and equipment
Carrying value at beginning of year     12,938       21,475     293,476      404,472
                                    -----------  ----------- -----------  -----------
At cost                                 31,760       31,760     556,613      556,613
Accumulated depreciation               (18,822)     (10,285)   (263,137)    (152,141)
                                    -----------  ----------- -----------  -----------
Additions                                3,138            -       8,781            -
Depreciation                            (7,050)      (8,537)    (69,507)    (110,996)
Scapped                                      -            -     (48,806)           -
Carrying value at end of the year        9,026       12,938     183,945      293,476
                                    -----------  ----------- -----------  -----------
At cost                                 34,898       31,760     413,502      556,613
Accumulated depreciation               (25,872)     (18,822)   (229,557)    (263,137)
                                    -----------  ----------- -----------  -----------
Leasehold Improvements
Carrying value at beginning of the
  year                                       -            -      45,000       72,282
                                    -----------  ----------- -----------  -----------
At cost                                      -            -     173,538      173,538
Accumulated depreciation                     -            -    (128,538)    (101,256)
                                    -----------  ----------- -----------  -----------
Additions                                    -            -           -            -
Depreciation                                 -            -     (18,000)     (27,282)

Carrying value at end of the year            -            -      27,000       45,000
                                    -----------  ----------- -----------  -----------
At cost                                      -            -     173,538      173,538
Accumulated depreciation                     -            -    (146,538)    (128,538)
                                    -----------  ----------- -----------  -----------
Total Fixed Assets
Carrying value at beginning of the
  year                                 115,247       49,161   1,604,836      764,907
                                    -----------  ----------- -----------  -----------
At cost                                225,708      111,525   2,861,264    1,439,717
Accumulated depreciation              (110,461)     (62,364) (1,256,428)    (674,810)
                                    -----------  ----------- -----------  -----------
Additions                              100,499      114,183     375,695    1,421,547
Depreciation                           (63,502)     (48,097)   (723,554)    (581,618)
Scapped                                      -            -     (63,801)           -
Carrying value at end of the year      152,244      115,247   1,193,175    1,604,836
                                    -----------  ----------- -----------  -----------
At cost                                326,207      225,708   2,937,210    2,861,264
Accumulated depreciation              (173,963)    (110,461) (1,744,035)  (1,256,428)
                                    -----------  ----------- -----------  -----------

                                                                    Page 12

      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

3.   Deferred tax assets

                                              Company                  Group
                                         2003         2002        2003         2002
                                           R            R           R            R
Deferred taxation                            -            -  (1,214,009)           -
                                    ===========  =========== ===========  ===========
The balance at the end of the year
comprises:

Excess of tax allowance amortisation
 of development costs                        -            -   4,195,418            -
Assessable loss                              -            -  (5,345,413)           -
Other                                        -            -     (64,014)           -
                                    -----------  ----------- -----------  -----------
Total                                        -            -  (1,214,009)           -
                                    ===========  =========== ===========  ===========

4.   Intangible assets

                                             Company                   Group
                                         2003         2002        2003         2002
                                           R            R           R            R
Development costs                      756,021      260,312  11,557,696    6,297,652
Balance at beginning of year           362,550      495,709   5,628,551    5,988,494
Development costs recognised as
  an asset                                   -            -  (1,196,000)    (728,450)
Amortisation charge                          -            -           -            -
                                    -----------  ----------- -----------  -----------
Balance at end of year               1,118,571      756,021  15,990,247   11,557,696
                                    -----------  ----------- -----------  -----------
Advertising Voucher

Balance at beginning of year                 -            -   5,048,547    3,098,544
Amount exchanged for shares                  -            -           -    5,000,000
Initial impairment                           -            -           -   (2,278,277)
Unwinding of impairment                      -            -     882,210      320,356
Expensed in the year                         -            -  (1,486,628)  (1,092,076)
                                    -----------  ----------- -----------  -----------
Balance at end of year                       -            -   4,444,129    5,048,547
                                    -----------  ----------- -----------  -----------
                                    -----------  ----------- -----------  -----------
                                     1,118,571      756,021  20,434,376   16,606,243
                                    ===========  =========== ===========  ===========

A R10 000 000 advertising credit was received from Johnnic Publishing Limited as part settlement of shares issued by subsidiary Elearning Systems (Pty) Ltd.

This value represents the future value of the benefit.

The present value of this benefit was determined by projecting the estimated use of the benefit over five years and discounting using a rate of 15%.
                                                                    Page 13
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

5.   Investments in subsidiaries
                                             Company                    Group
                                         2003         2002        2003         2002
                                           R            R           R            R
Elearning Systems (Pty) Ltd - 34%
formerly Riverbend Learning Systems
(Pty) Ltd
 - Shares at cost                      882,267      882,267           -            -
 - Less amounts amortised             (441,005)           -           -            -
 - Amounts due by/(to)                 386,415     (144,704)          -            -
                                    -----------  ----------- -----------  -----------
                                       827,677      737,563           -            -
                                    -----------  ----------- -----------  -----------
Learning Advantage (Pty) Ltd - 100%
 - Shares at cost                          120            -           -            -
 - Amounts due by/(to)                    (120)           -           -            -
                                    -----------  ----------- -----------  -----------
                                             -            -           -            -
                                    -----------  ----------- -----------  -----------
Learning Strategies (Pty) Ltd - 90%
formerly Open Learning Systems
(Pty) Ltd
 - Shares at cost                        9,000        9,000           -            -
 - Amounts due by/(to)                (117,774)      39,772           -            -
                                    -----------  ----------- -----------  -----------
                                      (108,774)      48,772           -            -
                                    -----------  ----------- -----------  -----------
Reusable Objects (Pty) Ltd - 80%
(2002 - 100%) formerly Riverbend
Technologies (Pty) Ltd
 - Shares at cost                           80          100           -            -
 - Amounts due by/(to)                 384,702       99,260           -            -
                                    -----------  ----------- -----------  -----------
                                       384,782       99,360           -            -
                                    -----------  ----------- -----------  -----------
                                    -----------  ----------- -----------  -----------
                                     1,103,685      885,695           -            -
                                    ===========  =========== ===========  ===========
The subsidiary companies are all incorporated in
the Republic of South Africa.

Learning Advantage (Pty) Ltd was acquired during the year at nominal value, and did not trade during the period under review.

20 share in Reusable objects (Pty) Ltd was sold for R285 000.

6.   Share capital
Authorised 500,000 ordinary shares
of R1.00 each                          500,000       10,000     500,000       10,000
                                    ===========  =========== ===========  ===========
Issued
25 000 ordinary share of R 1.00 each    25,000       10,000      25,000       10,000
                                    ===========  =========== ===========  ===========
The autorised share capital was increased to 500 000 shares of R1 each.
The directors issued 15 000 ordinary shares of R1 each during the year under authority from the previous annual general meeting of shareholders.

                                                                Page 14
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

                                             Company                 Group
                                         2003         2002        2003         2002
                                           R            R           R            R
7.   Share premium

     Ordinary shares                   100,000      100,000  13,075,000   13,075,000
                                    -----------  ----------- -----------  -----------
                                       100,000      100,000  13,075,000   13,075,000
                                    ===========  =========== ===========  ===========
8.   Minority interest

     Minority share of capital in
     subsidiaries

     Balance at beginning of year            -            -         503          503
     Shares issued                           -            -           -            -
     Shareholders loans                      -            -     858,152      858,152
     Equity loan                             -            -  10,000,000   10,000,000
     Profit for the year                     -            -     889,437            -
     Non distributable reserves              -            -  (1,750,953)           -
                                    -----------  ----------- -----------  -----------
     Balance at end of year                  -            -   9,997,139   10,858,655
                                    -----------  ----------- -----------  -----------
This equity loan is convertible to
equity in Elearning Systems (Pty)
Ltd in 2005.

The loans are unsecured, interest
free, no fixed repayment terms.

The negative non distributable
reserve represents the balance
of the future value of
intangible assets (Refer note 4)

9.   Shareholders loans

     Unsecured, interest free,
     nom fixed repayment terms       1,863,244    2,199,950   2,427,266    2,199,950
                                    ===========  =========== ===========  ===========
10.  Provisions
     Major provisions and movements
     during the year are summarised
     below

     Course Costs
     Balance at beginning of year            -            -     483,585       98,909
     Charges to the income statement         -            -     859,504      384,676
                                    -----------  ----------- -----------  -----------
     Balance at end of year                  -            -   1,343,089      483,585
                                    -----------  ----------- -----------  -----------
     Leave Pay
     Balance at beginning of year            -            -      21,698            -
     Charges to the income statement         -            -      42,315       21,698
                                    -----------  ----------- -----------  -----------
     Balance at end of year                  -            -      64,013       21,698
                                    -----------  ----------- -----------  -----------
                                    -----------  ----------- -----------  -----------
                                             -            -   1,407,102      505,283
                                    ===========  =========== ===========  ===========

                                                               Page 15
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                     NOTES TO THE FINANCIAL STATEMENTS

                                                Company                Group
                                         2003         2002        2003         2002
                                           R            R           R            R
11.  Profit/(loss) from ordinary
      activities
     The following items have been
      charged in arriving at the
      loss from operating activities
     Auditors remuneration
      - Audit fees                      16,500       16,300     134,000       51,300
     Amortisation of intangible assets
      - Expense                              -            -   1,196,000      728,450
     Depreciation
      - Expense                         63,502       48,097     723,554      581,618

12.  Finance income
     Interest received on bank
      balances                           5,383            -      90,470       84,799
     Interest paid on bank
      balances                          (5,301)           -     (35,891)     (40,362)
                                    -----------  ----------- -----------  -----------
     Cash finance income                    82            -      54,579       44,437
                                    -----------  ----------- -----------  -----------
     Interest received on notional
      items                                  -            -     882,210      320,356
                                    -----------  ----------- -----------  -----------
                                            82            -     936,789      364,793
                                    -----------  ----------- -----------  -----------
13.  Taxation
     No provision for taxation is
      made as the company has a
      calculated loss to be set off
      against future taxable income          -            -           -            -
                                    ===========  =========== ===========  ===========
14.  Reconciliation of loss before
      taxation to cash generated
     Net profit/(loss) before
      taxation                         497,681      (23,902)  1,474,227    1,188,481
     Adjust for:
     Amortisation of development
      costs                                  -            -   1,196,000      728,450
     Depreciation                       63,502       48,097     723,554      581,618
     Notional interest                       -            -    (882,210)    (320,356)
     Voucher expense                         -            -   1,486,628    1,092,076
                                    -----------  ----------- -----------  -----------
     Operating profit before changes
      in working capital               561,183       24,195   3,998,199    3,270,269

     Working capital changes           684,830     (570,105)   (214,034)  (1,210,480)
                                    -----------  ----------- -----------  -----------
     (Increase)/Decrease in
       accounts receivable             783,455     (821,014) (3,036,672)  (1,981,847)
     Increase/(Decrease) in
       accounts payable               (134,625)     250,909   2,822,638      771,367
                                    -----------  ----------- -----------  -----------
     Cash flow from operation        1,210,013     (545,910)  3,784,165    2,059,789
                                    ===========  =========== ===========  ===========

                                                                    Page 16
      RIVERBEND GROUP HOLDINGS (PROPRIETARY) LIMITED AND SUBSIDIARIES
                       NOTES TO FINANCIAL STATEMENTS

                                                Company               Group
                                         2003         2002        2003         2002
                                           R            R           R            R
15.  Cash and cash equivalents

     Bank balance and cash               5,917            -     259,268    1,933,577

     Bank overdrafts                   (60,666)    (106,012)    (60,666)    (106,012)
                                    -----------  ----------- -----------  -----------
                                       (54,749)    (106,012)    198,602    1,827,565
                                    ===========  =========== ===========  ===========


16.  Capital commitments

     Capital commitments in respect
     of development with external
     parties:

     Contracted for but not
       provided for                          -            -     500,000    1,000,000

     Authorised but not contracted
      for                                    -            -   1,000,000      250,000
                                    -----------  ----------- -----------  -----------
     Total capital commitments               -            -   1,500,000    1,250,000
                                    ===========  =========== ===========  ===========


                    RIVERBEND GROUP HOLDINGS (PTY) LTD.

                     Consolidated Financial Statements
                             (In U.S. Dollars)
                               June 30, 2003
                                    and
                               June 30, 2002

                    Riverbend Group Holdings (Pty.) Ltd
                         Consolidated Balance Sheet

                                                   June 30,      June 30,
                                                     2003          2002
                                                 ------------  ------------
     Assets
     ------
Current Assets
  Cash                                          $     34,708  $    186,455
  Accounts Receivable                                903,122       357,716
  Prepaid Expense                                    606,425       512,688
                                                 ------------  ------------
  Total Current Assets                             1,544,255     1,056,859
                                                 ------------  ------------
Property & Equipment (Note 3)
  Furniture & Equipment                              393,201       281,262
  Accumulated Depreciation                          (233,471)     (126,508)
                                                 ------------  ------------
  Net Property & Equipment                           159,730       154,754
                                                 ------------  ------------
Intangible Asset (Note 4)
  Technology-Based Asset                           2,458,432     1,252,817
  Accumulated Amortization                          (270,270)      (79,113)
                                                 ------------  ------------
  Net Intangible Asset                             2,188,162     1,173,704
Deferred Tax Asset (Note 7)                          162,519             -
                                                 ------------  ------------
     Total Assets                               $  4,054,666  $  2,385,317
                                                 ============  ============
     Liabilities and Stockholders' Equity
     ------------------------------------
Current Liabilities
  Accounts Payable                                   411,692       111,424
  Accrued Expenses                                   188,539        48,751
  Deferred Compensation                               40,576         7,714
                                                 ------------  ------------
     Total Current Liabilities                       640,807       167,889

Long Term Liabilities
  Notes Payable   Related Party (Note6)              284,362       204,427
                                                 ------------  ------------
  Total Long Term Liabilities                        284,362       204,427
                                                 ------------  ------------
  Total Liabilities                                  925,169       372,316

Minority Interest                                  1,338,317     1,348,319

Stockholders' Equity
  Common Stock, 500,000 Shares Authorized at
   Rand 1.00 Par Value, 25,000 shares and
   10,000 shares outstanding, respectively             3,250         1,242
  Capital contributed in excess of par value       1,623,523     1,623,523
  Non-distributable reserve                          (80,597)     (255,825)
  Retained Earnings                                   77,837       (76,790)
  Other Comprehensive Income                         167,167      (627,468)
                                                 ------------  ------------
  Total Stockholders' Equity                       1,791,180       664,682
                                                 ------------  ------------
  Total Liabilities and Stockholders' Equity    $  4,054,666  $  2,385,317
                                                 ============  ============

 The accompanying notes are an integral part of these financial statements.

                    Riverbend Group Holdings (Pty) Ltd.
                    Consolidated Statement of Operations

                                                   June 30,      June 30,
                                                     2003          2002
                                                 ------------  ------------
Revenue
  Sales Revenue                                 $  2,534,640  $  1,359,009
  Cost of Sales                                    1,292,390       627,624
                                                 ------------  ------------
  Gross Profit                                     1,242,250       731,385

Operating Expense                                  1,180,365       640,532
                                                 ------------  ------------
  Income from Operations                              61,885        90,853
                                                 ------------  ------------
Other Income (Expense)
  Interest Income                                     10,418         9,353
  Interest Expense                                    (4,133)       (4,452)
  Amortization of Non-Distributable Reserve          101,586        35,336
                                                 ------------  ------------
  Total Other Income (Expense)                       107,871        40,237
                                                 ------------  ------------
  Net Income before Minority Interest and Taxes      169,756       131,090
Minority Interest                                   (102,419)            -
Profit from Sale of Shares in Subsidiary              32,818             -
                                                 ------------  ------------
  Net Income Before Taxes                            100,155       131,090
  Income Tax Credit                                  139,793             -
                                                 ------------  ------------
  Net Income (Loss)                                  239,948       131,090
                                                 ============  ============

  Net Loss Per Common Share                     $      13.71  $      13.11

  Weighted Average Shares Outstanding                 17,500        10,000



 The accompanying notes are an integral part of these financial statements.




                    RIVERBEND GROUP HOLDINGS (PTY.) LTD.

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1   DESCRIPTION OF BUSINESS

Riverbend Group Holdings ("RGH" or "the Company") is a provider of online university degrees and other learning services to corporations and individuals in South Africa. Incorporated in 1998 in South Africa, RGH operates through four operating subsidiaries. Together, these operating subsidiaries have developed holistic approaches to technology-enabled learning, education and training. RGH, Price Waterhouse Coopers and a South African media group are co-owners of Riverbed's primary subsidiary, eDegree, and a provider of corporate learning solutions including online degrees from some of South Africa's most respected universities. Other RGH subsidiaries include Learning Advantage, a customized learning solutions provider to corporations, Reusable Objects, a leading-edge learning software developer, and Learning Strategies, an e-learning consulting services provider. These RGH subsidiaries serve major corporate customers in South Africa and are leaders in South Africa's initiative to increase employment and competitiveness by expanding and improving adult basic education and training.

On September 1, 2003, Trinity Learning Corporation ("Trinity") completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of RGH, a South African company that provides learning services to corporations and individuals in South Africa. Ayrshire was incorporated in 2003. Trinity also acquired the option to purchase the remaining 49% of
Ayrshire.   In consideration for the Ayrshire shares, Trinity issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of Trinity's common stock. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving Trinity or the failure by Trinity to list its shares of common stock on a major stock exchange in the United States by December 30, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting.  The Company uses the accrual method of accounting.

Foreign Currency Translation. The Company does business using the South African rand. The current rate method was used to translate the consolidated financial statements into US dollars. All assets and liabilities of the Company are translated at the then current rates.
Equity accounts are translated at the appropriate historical rate. Revenue and expenses are translated at the weighted-average rate for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.

Consolidation Policies. The consolidated financial statements include the financial statements of the Company and the subsidiaries controlled by the Company at June 30, 2003. Control is achieved where the Company has the power to govern the financial and operating policies of the subsidiary enterprise so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up the effective date of disposal, as appropriate. Intercompany transactions and balances have been eliminated in consolidation.

Fixed Assets. Fixed assets are stated at cost less accumulated depreciation. Costs include all those directly attributable to bringing the assets to working condition for intended use. Depreciation is calculated using straight line methods over 3 to 6 years for furniture, equipment and leasehold improvements and 2 years for software.

Publishing Rights and Licenses. The net present value of expected future utilization of publishing rights, calculated using an incremental borrowing rate, is capitalized as an intangible asset and amortized using straight-line methods over the useful life of the asset, but generally over five years. The carrying amount of each intangible asset is reviewed annually and adjusted for impairment where necessary.

Development Costs. Development costs considered to have an enduring benefit are capitalized and amortized using straight-line methods over five years. Internal software development costs are generally expensed. Requirements adopted by the directors for capitalization of development costs include;

     - technical feasibility of completion and the intention to complete development,
     -    probability of resulting economic benefit,
     -    adequacy of available resources to complete development, and
     -    whether particular cost is measurable.

Revenue. Revenue is recorded in the financial statements at the date the goods are delivered to customers or services are performed.

Goodwill. Goodwill, being the excess purchase price of shares in subsidiaries over the net assets acquired, is written off over two years. The unamortized balance of goodwill is included in technology based intangible

Impairment. A periodic impairment review of assets is carried out by comparing the net book value with their fair values. Where the fair value is less than the net book value, the impairment is charged against income to reduce the carrying amount of the affected assets to recoverable amounts.

Accruals. An accrual is recognized when there is a legal or constructive obligation, as a result of a past event for which it is probable that a transfer of economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Cash and Cash Equivalents. Cash and Cash equivalents consist of bank balances, deposits and cash, net of bank overdrafts.

Trade Receivables. Trade receivables are stated at their nominal value as reduced by allowances for estimated uncollectible amounts of $152,073 and $52,073 for the year ended June 30, 2003 and 2002 respectively.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Income Taxes. The Company uses an asset and liability approach for financial accounting and reporting for income tax purposes. The Company has cumulative losses providing a probable future economic benefit. The resulting deferred tax asset was $162,519 and $-0- at June 30, 2003 and 2002 respectively.

NOTE 3   FIXED ASSETS

The Company capitalizes furniture and equipment purchases in excess of South African Rand 1,000. Depreciation is calculated using straight line methods over 3 to 6 years for furniture, equipment and leasehold improvements and 2 years for software. Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at June 30, 2003 and September 30, 2002.

                                             Depreciation           Accumulated
                         Asset Cost             Expense             Depreciation
                  06/30/2003  06/30/2002 06/30/2003 06/30/2002 06/30/2003  06/30/2002
                  ----------  ---------- ---------- ---------- ----------  ----------
Furniture
 & Equipment      $ 393,201   $ 281,262  $  83,317  $  64,152  $ 233,471   $ 126,508


NOTE 4   Technology-Based Intangible Assets

The Company capitalized technology-based intangible assets in its acquisition of CBL and Riverbend. The amount capitalized is equal to the difference between the consideration paid for the subsidiaries including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisition including the net value of fixed assets, historical price less accumulated depreciation. The technology-based intangible assets are being amortized over a five-year period using the straight-line method. The value assigned to the technology-based intangible assets are considered appropriate based on average annual revenues earned from licensing of these asset over the two year period prior to the acquisitions and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed these amounts. Scheduled below is the total asset cost, amortization expense and accumulated amortization at June 30, 2003.

                                             Amortization          Accumulated
                         Asset Cost             Expense             Amortization
                  06/30/2003  06/30/2002 06/30/2003 06/30/2002 06/30/2003  06/30/2002
                  ----------  ---------- ---------- ---------- ----------  ----------
Intangible Asset  $2,458,432  $1,252,817 $  137,719 $   80,348 $  279,270  $   79,113

NOTE 5   OPERATING LEASES

The Company leases office and warehouse facilities South Africa and equipment under non-cancelable long term leases.

Total Minimum Future Lease Commitments as of June 30, 2003:

               Calendar Year    Amount
                  ----------  ---------
                     2003     $  47,195
                     2004       205,848
                     2005        69,010
                     2006        18,221
                  Thereafter      9,129
                  Total       $ 349,403

NOTE 6   RELATED PARTY TRANSACTIONS

From time to time, certain employees and shareholders have advanced funds to RGH. The loans are non-interest bearing, unsecured, interest free and have no fixed repayment terms.

NOTE 7   INCOME TAXES

The Company uses an asset and liability approach for financial accounting and reporting for income tax purposes. The Company has cumulative losses providing a probable future economic benefit. Deferred tax assets and the valuation account at June 30, 2003 and at June 30, 2002 are as follows:


                                                       June         June
     Deferred Tax Asset                              30, 2003     30, 2002
                                                   -----------  -----------
     Excess of tax allowance on amortization of
       development costs                           $ (561,641) $         -
     Assessable Loss                                  715,590            -
     Other                                              8,570            -
                                                   -----------  -----------
       Total                                       $  162,519  $         -
                                                   ===========  ===========

NOTE 8   SUBSEQUENT EVENTS
On September 1, 2003, Trinity completed the acquisition of 51% of the issued and outstanding shares of Ayrshire, a British Virgin Islands company that owns 95% of RGH, a South African company that provides learning services to corporations and individuals in South Africa. Ayrshire was incorporated in 2003. Trinity also acquired the option to purchase the
remaining 49% of Ayrshire.   In consideration for the Ayrshire shares,
Trinity issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of Trinity's common stock. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving Trinity or the failure by Trinity to list its shares of common stock on a major stock exchange in the United States by December 30, 2006.

As further consideration for the Ayrshire shares, Trinity agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced on November 3, 2003.








                        Trinity Learning Corporation

           Unaudited Pro Forma Consolidated Financial Statements

                               June 30, 2003


                        Trinity Learning Corporation
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              June 30, 2003
                                                              -------------
  Assets
  ------
Current Assets
  Cash                                                        $     21,219
  Accounts Receivable                                              945,841
  Interest Receivable                                                   41
  Prepaid Expense                                                   97,944
                                                              -------------
  Total Current Assets                                           1,065,045
                                                              -------------
Property & Equipment (Note 3)
  Furniture & Equipment                                            213,115
  Accumulated Depreciation                                          (7,824)
                                                              -------------
  Net Property & Equipment                                         205,291
                                                              -------------
Intangible Asset (Note 4)
  Technology-Based Asset                                         2,195,483
  Accumulated Amortization                                        (167,747)
                                                              -------------
  Net Intangible Asset                                           2,027,736

Other Assets
  Notes Receivable (Note 5)                                         25,000
  Other Assets                                                      94,003
                                                              -------------
  Other Assets                                                     119,003
                                                              -------------
     Total Assets                                             $  3,417,075
                                                              =============























                                 Continued

                        Trinity Learning Corporation
               Unaudited Pro Forma Consolidated Balance Sheet

                                                              June 30, 2003
                                                              -------------

  Liabilities and Stockholders' Equity
  ------------------------------------
Current Liabilities
  Accounts Payable                                            $    803,564
  Accrued Expenses                                                 458,809
  Deferred Compensation                                             40,576
  Interest Payable                                                  63,987
  Notes Payable   Related Party (Notes 7 & 8)                    2,147,151
                                                              -------------
   Total Current Liabilities                                     3,514,087

Long Term Liabilities
  Notes Payable   Related Party (Note 7 & 8)                       284,362
                                                              -------------
  Total Long Term Liabilities                                      284,362
                                                              -------------
Total Liabilities                                                3,798,449
                                                              -------------

Minority Interest                                                  149,562

Stockholders' Equity
  Preferred Stock, 10,000,000 Shares at No Par Value;
   No Shares Issued and Outstanding                                      -
  Common Stock, 100,000,000 Shares Authorized at No
   Par Value, 16,956,641 shares and 49,774 shares Issued
   and Outstanding, Respectively                                10,693,447
  Accumulated Deficit                                          (11,188,913)
  Subscription Receivable                                          (35,000)
  Other Comprehensive Income                                          (470)
  Total Stockholders' Equity                                      (530,936)
                                                              -------------
     Total Liabilities and Stockholders' Equity               $  3,417,075
                                                              =============



 The accompanying notes are an integral part of these financial statements.

                        Trinity Learning Corporation
          Unaudited Pro Forma Consolidated Statement of Operations

                                                              June 30, 2003
                                                              -------------
Revenue
  Sales Revenue                                               $  2,702,430
  Cost of Sales                                                 (1,292,390)
                                                              -------------
     Gross Profit                                                1,410,040

Expenses
  Salaries & Benefits                                            1,470,685
  Professional Fees                                                471,630
  General & Administrative                                         484,734
  Travel & Entertainment                                           275,366
  Depreciation & Amortization                                      403,731
  Rent                                                              94,340
                                                              -------------
  Total Expense                                                  3,200,486
                                                              -------------
  Income (Loss) from Operations                                 (1,790,446)

Other Income (Expense)
  Interest Income                                                    9,931
  Interest Expense                                                 (80,998)
  Foreign Currency Gain / (Loss)                                    (4,582)
                                                              -------------
  Total Other Income (Expense)                                     (75,649)
                                                              -------------
  Income (Loss) Before Taxes & Minority Interest                (1,866,095)

Minority Interest
  Minority Interest                                               (180,597)
  Profit from Sale of Shares in Subsidiaries                        32,818
                                                              -------------
  Net Income (Loss) Before Tax                                  (2,013,824)
  Taxes                                                                  -
                                                              -------------
  Net Income (Loss)                                           $ (2,013,824)

  Net Loss Per Common Share                                   $      (0.19)
                                                              =============
  Weighted Average Shares Outstanding                           10,364,218
                                                              =============

A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                              June 30, 2003
                                                    Before         After
                                                  Tax Amount    Tax Amount
                                                -------------  ------------
  Net Income (Loss)                             $ (2,013,824) $ (2,013,824)
  Foreign currency translation                          (470)         (470)
                                                -------------  ------------
   Total Other Comprehensive Income             $ (2,014,294) $ (2,014,294)
                                                =============  ============

 The accompanying notes are an integral part of these financial statements

                        Trinity Learning Corporation
                     Notes to the Financial Statements
                               June 30, 2003


NOTE 1 - Corporate History

Trinity Learning Corporation ("Trinity," "the Company" or "we") was incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Pursuant to its reorganization in 2002, the Company changed its domicile to Utah, amended its capital structure and changed its name to Trinity Companies Inc., then, in March 2003, to Trinity Learning Corporation. Until adoption of its recent operating strategy in 2002, the Company had not had any business activity since 1995.

Pursuant to a series of related transactions that closed on October 1, 2002, ("the Acquisition Date") the Company issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

On June 16, 2003, we completed a recapitalization of our common stock by
(i) effecting a reverse split of our outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and (ii) subsequently effecting a forward split by dividend to all shareholders of record, pro
rata, on the basis of 250 shares for each one share owned.   The record
date for the reverse and forward splits was June 4, 2003. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, we had 13,419,774 shares of common stock outstanding.

On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring. The information presented in this transition report on Form 10-KSB relates to the period October 1, 2002 through June 30, 2003.


On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend Group Holdings (Pty.) Ltd. ("RGH"), a South African company that provides learning services to corporations and individuals in South Africa. These companies are collectively referred to as "Riverbend." We also acquired the option to
purchase the remaining 49% of Ayrshire.   In consideration for the Ayrshire
shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced On November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

NOTE 2 - Significant Accounting Policies

Method of Accounting.  The Company uses the accrual method of accounting.

A. Revenue Recognition - The Company recognizes revenue once it is realizable and earned. Revenue from sales of products and related cost of products sold are recognized when persuasive evidence of an arrangements exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured.
B. Cash and Cash Equivalents. The Company considers all short-term, highly liquid investments that are readily convertible within three months to known amounts, as cash equivalents.
C. Depreciation and Amortization. The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
     The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
D. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
E. Consolidation Policies. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and the . Intercompany transactions and balances have been eliminated in consolidation and the subsidiaries controlled by the Company at June 30, 2003. Control is achieved where the Company has the power to govern the financial and operating policies of the subsidiary enterprise so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up the effective date of disposal, as appropriate. Intercompany transactions and balances have been eliminated in consolidation.

G. Foreign Currency Translation/Remeasurement Policy. Assets and liabilities that occur in foreign currencies are recorded at historical cost and translated at exchange rates in effect at the end of the reporting period. Statement of Operations accounts are translated at the average exchange rates for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.
H.   Purchase Accounting.   The purchase value of fixed assets purchased in
     the acquisition of CBL and Riverbend were determined based on their historical value less accumulated depreciation. All other assets were valued at their current value and a technology-based intangible asset was recorded.
I.   Primary Earnings Per Share   Amounts are based on the weighted number
     of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Share shall be shown on stock option and other convertible issues that may be exercised within the next ten years.

NOTE 3 - Fixed Assets
The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at June 30, 2003 and September 30, 2002.

                                             Depreciation         Accumulated
                         Asset Cost             Expense          Depreciation
                  06/30/2003  06/30/2002 06/30/2003 06/30/2002 06/30/2003  06/30/2002
                  ----------  ---------- ---------- ---------- ----------  ----------
Furniture &
  Equipment       $  213,115  $    6,151 $    7,750 $       80 $    7,824  $       80

NOTE 4   Technology-Based Intangible Assets

The Company capitalized technology-based intangible assets in its acquisition of CBL and Riverbend. The amount capitalized is equal to the difference between the consideration paid for the subsidiaries including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisition including the net value of fixed assets, historical price less accumulated depreciation. The technology-based intangible assets are being amortized over a five-year period using the straight-line method. The value assigned to the technology-based intangible assets are considered appropriate based on average annual revenues earned from licensing of these asset over the two year period prior to the acquisitions and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed these amounts. Scheduled below is the total asset cost, amortization expense and accumulated amortization at June 30, 2003.

                                             Depreciation           Accumulated
                        Asset Cost              Expense             Depreciation
                  06/30/2003  06/30/2002 06/30/2003 06/30/2002 06/30/2003  06/30/2002
                  ----------  ---------- ---------- ---------- ----------  ----------
Intangible Asset  $2,195,483  $        - $  167,747 $        - $  167,747  $-


NOTE 6 - Operating Leases

In July 2003, the Company signed a lease agreement for new office space at
1831 Second Street in Berkeley, California.   The lease term commenced
September 1, 2003 and will expire on May 31, 2004. The Company will pay a minimum of $5,025 per month. The Company paid $10,050 upon the execution of the lease that includes $5,025 security deposit that may be refunded at the end of the lease.

CBL-Australia leases contiguous office space pursuant to two separate lease agreements for its operations located in Queensland, Australia. The term of the first lease expires in January 2004 with a three year option to renew. The monthly rental amount of that lease is $2,471. The term of the second lease expires in January 2007 with a three year option to renew.
The monthly rental amount of that lease is $2,140. CBL-Australia also leases a car for use by Brian Kennedy, its chief executive officer. The lease expires in October 2005; the monthly rental amount is $338.

Riverbend leases office and warehouse facilities South Africa and equipment under non-cancelable long term leases.

Total Minimum Lease Commitments as of June 30, 2003:

                                                Calendar Year        Amount
                                                    2003      $     96,986
                                                    2004           261,888
                                                    2005           100,246
                                                    2006            47,828
                                                Thereafter          11,606
                                                               ------------
                                                Total         $    518,544
                                                               ============

NOTE 7   Related Party Transactions

From time to time, certain employees and shareholders of Riverbend have advanced funds to Riverbend. The loans are non-interest bearing, unsecured, interest free and have no fixed repayment terms.

As of July 15, 2002, Trinity entered in a two-year Advisory Agreement with Kings Peak Advisors, LLC ("KPA") with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, KPA will provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. These services include assisting with the identification of placement agents, underwriters, lenders and other sources of financing, as well as additional qualified independent directors and members of management. KPA is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Theodore Swindells.


The Advisory Agreement provides that KPA will be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, which monthly fee amount is payable, at KPA's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by KPA, as well as any fees which may be due to KPA for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by KPA, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with KPA based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.

Trinity acknowledged that it was indebted to KPA for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at KPA's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to KPA under the Advisory Agreement may not exceed 4,400,000 shares. Through June 30, 2003, KPA had earned a total of $285,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $175,000, $134,132 has been paid to KPA, leaving a balance owing at June 30, 2003 of $40,868.

As of August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, including Messrs. Cole, Mooney and Swindells. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of January 2003, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

Pursuant to the acquisition of CBL on October 1, 2002 described in Note 1 above, we issued to shareholders of CBL two convertible promissory notes in the amounts of $485,000 and $515,000. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of September 1, 2004 or the date, upon which we close an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by the Company after the Acquisition Date, equal or exceeds $10,000,000. The conversion price on the notes is $2.00 per share of common stock. At June 30, 2003, accrued interest totaled $52,356.


At the Acquisition Date, we issued two unsecured promissory notes in the amount of $222,151 to cancel three unsecured promissory notes previously issued by CBL-Australia and CBL-California to its shareholders, Messrs. Scammell and Kennedy. The notes accrue interest at 7% per annum and are considered due and payable upon the earlier of the September 1, 2003 or the date, upon which the company closes an equity financing, the net proceeds of which, together with the net proceeds of all equity financing conducted by us after the Acquisition Date, equal or exceeds $3,000,000. At June 30, 2003, accrued interest totaled $11,631. The notes were due and payable on September 1, 2003 for which the payment has not been made pending the outcome of a lawsuit filed against Messrs. Scammell and Kennedy, see Note 14, Subsequent Events.

Concurrent with its acquisition of CBL, Trinity (i) issued promissory notes to certain individuals and entities for a total principal amount of $500,000 ("Bridge Financing Amount"), such notes ("Bridge Financing Notes") are convertible under certain conditions into shares of common stock, and
(ii) in connection with the issuance of the Bridge Financing Notes, issued warrants ("Bridge Financing Warrants") to the holders of the Notes to purchase additional shares of Common Stock. Of the Bridge Financing Amount, $55,000 was advanced by KPA and $120,000 by Mr. Swindells.

The Bridge Financing Notes bear interest at a rate of 9% per annum and are due one year from the date of the respective notes, unless automatically converted upon the closing by the Company of an equity financing consisting of at least 500,000 shares of common stock. On May 19, 2003, the principal amount of $500,000 and accrued interest of $34,745 on the respective notes were converted into 1,336,867 shares of common stock at $0.40 per share. The Bridge Financing Warrants are exercisable for a period of one year at a price of $0.05 per share, and contain a net issuance provision whereby the holders may elect a cashless exercise of such warrants based on the fair market value of the common stock at the time of conversion.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. During our previous fiscal year, we were advanced $145,000 by Mr. Theodore Swindells, and during the transition period from October 1, 2002 to June 30, 2003, we were advanced an additional $780,000 by Mr. Swindells. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding.

NOTE 8 - Notes Payable

At June 30, 2003, notes payable to accredited investors and related parties totaled $2,431,513. The notes bear interest between the rates of 0% and 7% per annum, some of which are secured by our common stock. Certain notes are convertible into the Company's common stock.

The Company has the following notes payable obligations:

                                                              June 30, 2003
                                                              -------------
Unsecured convertible notes payable due on December 1,
2003, see Note 7.                                             $    925,000

Unsecured Notes Payable to employees and shareholders of
Riverbend, no fixed maturity, see Note 7.                          284,362

Unsecured notes payable to related parties, see Note 7 for
due date, plus accrued interest at a rate of 7% per annum.         222,151

Convertible notes payable to related parties, see Note 7 for
due date, plus accrued interest at a rate of 7% per annum.       1,000,000
                                                              -------------
     Total Notes Payable                                         2,431,513
Less: Current Maturities                                        (2,147,151)
                                                              -------------
     Long Term Notes Payable                                       284,362
                                                              =============


NOTE 9 - Stockholders' Equity

On February 5, 2002, the Company effected a one hundred for one (100 for 1) reverse split. No shareholder was reversed below 100 shares. Shareholders with 100 shares or less, prior to the reverse, were not affected.

On May 5, 2002, the Company amended its Articles of Incorporation to reflect a change in par value from $0.10 per share to no par value per share. Accordingly, this change effecting the common stock and additional paid in capital values has been retroactively applied to all prior years.

On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock in conjunction with its acquisition of CBL-Australia and CBL-California at $0.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $0.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.

On October 2, 2002, the Company issued 1,070,000 shares of common stock in settlement of outstanding amounts due for services rendered to the Company. These shares were issued at $0.025 per share totaling $26,750.

On October 21, 2002, the Company adopted and approved the "2002 Stock Plan" which was approved by the Company's shareholders at its special shareholder meeting on December 2, 2002. The Plan authorizes issuance of 3,000,000 shares to be increased by 500,000 shares annually. The plan expires in ten years. As of June 30, 2003, 2,447,000 options have been granted at prices ranging from $0.05 per share to $0.50 per share of which 963,625 were vested as of June 30, 2003.


During the period November 15, 2002 to January 21, 2003, we issued 3,200,000 shares in exchange for $166,953, respectively of unsecured notes payable. The original amount of the note was $166,963 (See Notes 7 and 8).

Between January and April 2003, we received subscriptions to our December 2002 Private Placement Memorandum totaling $250,000 from outside investors to purchase 250,000 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00.

On March 20, 2003, we issued 4,400,000 shares of common stock in settlement of $110,000 of amounts due to Kings Peak Advisory, LLC (see Note 7).

On May 19, 2003, we issued 1,250,000 and 86,867 shares of the common stock in exchange for the total principal Bridge Financing Notes of $500,000 and the accrued interest payable on such notes of $34,745, respectively (see
Note 7).

On June 16, 2003, we completed a recapitalization of its common stock by effecting a reverse split of its outstanding common stock on the basis of one share for each 250 shares owned, with each resulting fractional share being rounded up to the nearest whole share, and subsequently effecting a forward split by dividend to all shareholders of record, pro rata, on the basis of 250 shares for each one share owned. Immediately prior to the recapitalization, we had 13,419,774 shares of common stock outstanding. Following the recapitalization and the cancellation of 108,226 shares of common stock beneficially owned by members of management, the Company had 13,419,774 shares of common stock outstanding.

Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $5,143,300 from outside investors to purchase 5,143,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders.

NOTE 10   Stock Option Plan

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The maximum aggregate number of shares that may be optioned and sold under the plan is the total of (a) 3,000,000 shares,
(b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months. The following schedule summarizes the activity during the nine-month transition period ended June 30, 2003.

                                                     2002 STOCK PLAN
                                                   ------------------------
                                                                  Weighted
                                                                   Average
                                                     Number of    Exercise
                                                       Shares       Price
                                                   -----------  -----------
     Outstanding at October 1, 2002                         -  $         -
     Options Granted                                2,447,000  $      0.23
     Options Exercised                                      -            -
     Options Canceled                                       -            -
       Options Outstanding at June 30, 2003         2,447,000  $      0.23
       Options Exercisable at June 30, 2003           963,625  $      0.22


In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation", option expense of $76,774 was recognized for the nine-month transition period ended June 30, 2003.

                                               June 30, 2003
                                               -------------
     Five-Year Risk Free Interest Rate               3.01%
     Dividend Yield                                    nil
     Volatility                                        nil
     Average Expected Term (Years to Exercise)          4.4


Stock options outstanding and exercisable under 2002 Stock Plan as of June 30, 2003 are as follows:

                                                Average
                                    Weighted    Remaining    Number      Weighted
           Range of    Number of    Average     Contractual  of          Average
           Exercise    Options      Exercise    Life         Options     Exercise
           Price       Granted      Price       (Years)      Vested      Price
           -----------  ----------- -----------  ----------- -----------  -----------
                 $0.05      600,000       $0.05          4.3     262,500        $0.05
                 $0.25    1,589,000       $0.25          4.3     624,813        $0.25
                 $0.50      258,000       $0.50          4.6      76,313        $0.50


NOTE 11 - Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted Statement of Financial Accounting Standards Number 109 ("SFAS No. 109") "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.
There were no temporary differences at June 30, 2003 and earlier years; accordingly, no deferred tax liabilities have been recognized for all years.

The Company has cumulative net operating loss carryforwards of over $11,100,000 at June 30, 2003 and $9,100,000 at September 30, 2002. No
effect has been shown in the financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not probable. Accordingly, the potential tax benefits of the net operating loss carryforwards at June 30, 2003 and September 30, 2002 have been offset by valuation reserves of the same amount.

Deferred tax assets and the valuation account at June 30, 2003 and at September 30, 2002 are as follows:


  Deferred Tax Asset                       June 30, 2003 September 30, 2002
                                       ----------------- ------------------
     Net Operating Loss Carryforwards $       4,600,000  $       3,800,000
     Valuation Allowance                     (4,600,000)        (3,800,000)
                                       ----------------- ------------------
     Total                            $               -  $               -

NOTE 11 - Net Earnings (Loss) Per Share
Basic earnings (loss) per common share ("BEPS") are based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share ("DEPS") are based on shares outstanding (computed under BEPS) plus dilutive potential common shares. Shares from the exercise of the outstanding options were not included in the computation of DEPS, because their inclusion would have been antidilutive for the nine months ended June 30, 2003.


The following data shows the shares used in the computing loss per common share including dilutive potential common stock at June 30, 2003:

                                                                  Amount
                                                            ---------------
Common shares outstanding including 2,000,000
convertible note shares issued to Riverbend
shareholders at June 30, 2003.                                  16,956,641
                                                            ===============
Weighted-average number of common shares including
2,000,000 convertible note shares issued to Riverbend
shareholders used in basic EPS dilutive effect of
options.                                                        10,364,218
                                                            ===============
Weighted-average number of common shares and dilutive
potential common shares including 2,000,000 convertible
note  shares issued to Riverbend shareholders used in
diluted EPS.                                                    10,364,218
                                                            ===============

NOTE 12 - Going Concern

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

     (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In May 2003, we commenced a $5,000,000 private placement, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003. In conjunction with the private placement, we have engaged various financial advisory firms and other finders to identify prospective investors. We completed the private offering on October 31, 2003.
     (b) Continue conversion of certain outstanding loans and payables into common stock in order to reduce future cash obligations;
     (c) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and
     (d) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.


NOTE 13 - New Technical Pronouncements

In October 2002, Statement of Financial Accounting Standards Number 147
("SFAS 147"), "Acquisitions of Certain Financial Institutions   an
amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" was issued to be used in acquisitions of financial institutions after October 1, 2002. It is anticipated that SFAS 147 will have no effect upon the Company's financial statements.

In December 2002, Statement of Financial Accounting Standards Number 148
("SFAS 148"), "Accounting for Stock-Based Compensation   Transition and
Disclosure   an amendment of FASB Statement No. 123" was issued for fiscal years beginning after December 15, 2003. It is anticipated that SFAS 148 will have no effect upon the Company's financial statements.

In April 2003, Statement of Financial Accounting Standards Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

In May 2003, Statement of Financial Accounting Standards Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. The Company anticipates that SFAS 150 may impact the accounting for certain future acquisitions and the anticipated distribution of stock for services.

NOTE 14 - Subsequent Events

On July 8, 2003, we issued a five-year warrant to Merriman, Curran, Ford & Co. a financial service company, to purchase up to 20,000 shares of our common stock for a period of five years at $0.50 per share in consideration for financial advisory services provided to us by the firm.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June,
2003 by way of bridge financing pending completion of the acquisition.   In
connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire Trading Limited, a British Virgin Islands company ("Ayrshire") that owns 95% of Riverbend Group Holdings (Proprietary) Limited ("Riverbend"), a South African company that provides learning services to corporations and individuals in South Africa. We also
acquired the option to purchase the remaining 49% of Ayrshire.   In
consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing and $700,000 was advanced On November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

During the period June 1, 2003 to October 31, 2003, we sold by way of private placement an aggregate of 5,143,300 units at a price of $1.00 per unit, for aggregate consideration of $5,143,300. Each unit comprised two shares of our common stock and two warrants, each exercisable for one additional share of our common stock. In addition, each unit carried the right to acquire an additional warrant to purchase, under certain conditions, up to one additional share of common stock. In connection with the private placement, we paid $448,105 in commissions and issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 207,050 shares of our common stock. In our opinion, the offer and sale of these securities was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global Corporation (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleging, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL-Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleges causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.


The First Amended Complaint alleges, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleges that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleges, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger. The First Amended Complaint seeks damages in an amount to be proven at trial, but which amount presently is estimated to exceed, at a minimum, the full amount of the consideration paid by us and CBL Global in the merger, as well as treble damages, and attorneys' fees. The First Amended Complaint also seeks a declaration that we (i) are entitled to retain certain of our shares of common stock that were issued in connection with the acquisition of CBL and placed in escrow, (ii) are entitled to set-off amounts owed to Messrs. Scammell and Kennedy pursuant to the CBL acquisition; and (iii) are entitled to seek the return of the shares of our common stock that have already have been distributed to defendants Messrs. Kennedy and Scammell in the merger. We intend to vigorously pursue our claims against the defendants.

On September18, 2003 we announced that we had entered into a definitive agreement to acquire majority control of IRCA (Pty.) Ltd. ("IRCA"), an international firm specializing in corporate learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance ("SHEQ"). We anticipate closing this transaction within the next 30 days. IRCA is headquartered in South Africa and also operates international sales offices and operations in the United Kingdom and the United States. We will acquire majority interest in IRCA through a combination of stock and cash payments. The definitive agreement contains certain closing conditions and certain future provisions that will enable Trinity to acquire full ownership of IRCA and its various operating subsidiaries.









                        Trinity Learning Corporation

           Unaudited Pro Forma Consolidating Financial Statements

                               June 30, 2003


                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                                                       Adjustments
                                                 -----------------------
                          Trinity    Riverbend       Debits    Credits       Total
                        ----------- -----------  ----------- -----------  -----------
   Assets
   ------
Current Assets
 Cash                  $    86,511  $   34,708               c) 100,000  $    21,219
 Accounts Receivable        42,719     903,122                               945,851
 Interest Receivable            41           -                                    41
 Prepaid Expense            97,944     606,425               a) 606,425       97,944
                        ----------- -----------                          -----------
   Total Current
   Assets                  227,215   1,544,255                             1,065,045
                        ----------- -----------                          -----------
Property & Equipment
 Furniture & Equipment      53,385     393,201               b)  233,471     213,115
 Accumulated
  Depreciation              (7,824)   (233,471) b)   233,471                  (7,824)
                        ----------- -----------                          -----------
   Net Property &
   Equipment                45,561     159,730                               205,291
                        ----------- -----------                          -----------
Intangible Asset
 Technology-Based
  Asset                1,118,312     2,458,432  a) 1,077,171 a)2,458,432   2,195,483
 Accumulated
  Amortization         (167,747)      (270,270) b)   270,270                (167,747)
                        ----------- -----------                          -----------
   Net Intangible
   Asset                   950,565   2,188,162                             2,027,736

Other Asset
 Notes Receivable           25,000           -                                25,000
 Other Asset                94,003     162,519               a)  162,519      94,003
                        ----------- -----------                          -----------
   Other Asset             119,003     162,519                               119,003
                        ----------- -----------                          -----------
   Total Assets        $ 1,342,344  $4,054,666                           $ 3,417,075
                        =========== ===========                           ===========















                                      Continued
                             Trinity Learning Corporation
                   Unaudited Pro Forma Consolidating Balance Sheet
                                    June 30, 2003

                                                      Adjustments
                                                 -----------------------
                          Trinity    Riverbend       Debits    Credits       Total
                        ----------- -----------  ----------- -----------  -----------

   Liabilities &
   Stockholders' Equity
   --------------------
Current Liabilities
 Accounts Payable          391,872     411,692                               803,564
 Accrued Expenses          270,270     188,539                               458,509
 Deferred Compensation           -      40,576                                40,576
 Interest Payable           63,987      19,807                                63,987
 Notes Payable -
  Related Party          2,147,151           -                             2,147,151
                        ----------- -----------                          -----------
   Total Current
   Liabilities           2,873,280     640,807                             3,514,087
                        ----------- -----------                          -----------
Long Term Liabilities
 Notes Payable -
  Related party                  -     284,362                               284,362
                        ----------- -----------                          -----------
   Total Long Term
   Liabilities                         284,362                               284,362
                        ----------- -----------                          -----------
Total Liabilities        2,873,280     925,169                             3,798,449
                        ----------- -----------                          -----------
Minority Interest                -   1,388,317  a) 1,215,554 c)   26,799     149,562

Stockholders' Equity
 Preferred Stock                 -           -                                     -
 Common Stock            9,693,447       3,250  c)     3,250 c)1,000,000  10,693,447
 Additional Paid In
  Capital                        -   1,623,523  c) 1,623,523                       -
 Accumulated Earnings
  (Deficit)            (11,188,913)     77,837  a)   972,608 c)  894,771 (11,188,913)
 Subscription
  Receivable               (35,000)    (80,597)              a)   80,597     (35,000)
 Other Comprehensive
  Income                      (470)    167,167  *    167,167                    (470)
                        ----------- -----------                          -----------
   Total Stockholders'
   Equity               (1,530,936)  1,791,180                              (460,936)
                        ----------- -----------                          -----------
  Total Liabilities
  & Stockholders'
  Equity               $ 1,342,344  $4,054,666                           $ 3,417,075
                        =========== ===========                           ===========

* Consists of a)$162,519 and c)4,648.



                                      Continued

                             Trinity Learning Corporation
                Unaudited Pro Forma Consolidating Financial Statements
                                    June 30, 2003

a) To adjust Riverbend financial statements to U.S. GAAP financial statements including the write-off of development costs, the reclassification of Prepaid Advertising Expense obtained for issuance of common stock as a Stockholders' Equity - Subscription Receivable and the adjustment to associated accounts - Minority Interest, Other Comprehensive Income and Non-Distributable Reserve.

                                                           Debits      Credits
                                                        -----------  -----------
Income Statement
----------------
Depreciation & Amortization - Intangible Assets         $  137,719
Amortization of Non-Distributable Reserve                  101,586
Tax Credit                                                 139,793
Minority Interest in Net Profit, Current Period             11,955
  Accumulated Earnings                                              $   391,053

Balance Sheet
-------------
Accumulated Amortization - Technology Based Asset       $  270,270
Minority Interest                                        1,215,554
Accumulated Earnings                                       391,053
Accumulated Earnings - Prior Period                        581,555
Subscription Receivable                                    687,022
Other Comprehensive Income                                 162,519
  Prepaid Expense                                                   $   606,425
  Technology Based Asset                                              2,458,432
  Other Assets                                                          162,519
  Non-Distributable Reserve                                              80,597

b) To record Riverbend fixed assets at their fair market value based on historical book value less accrued depreciation.

                                                           Debits      Credits
                                                        -----------  -----------
Furniture and Equipment                                 $  233,471
  Accumulated Depreciation                                          $   233,471

C) To record the issuance of 2,000,000 shares of Trinity Learning Common Stock, No Par Value, at $.50 per share for a total of $1,000,000 the cancellation of Ayshire's Equity with a 95% ownership in RGH obtained for $100,000 and the net investment as a Technology Based - Intangible Asset.





                                    Continued

                          Trinity Learning Corporation
             Unaudited Pro Forma Consolidating Financial Statements
                                  June 30, 2003

                                                           Debits      Credits
                                                        -----------  -----------
Income Statement
----------------
Minority Interest in Net Profit, Current Period         $   66,173
  Accumulated Earnings                                              $    66,173

Balance Sheet
-------------
Technology-Based Asset                                  $1,077,171
Common Stock - Riverbend                                     3,250
Additional Paid in Capital - Riverbend                   1,623,523
Other Comprehensive Income - Riverbend                       4,648
Accumulated Earnings                                        66,173
  Cash                                                              $   100,000
  Minority Interest                                                      26,799
  Common Stock                                                        1,000,000
  Accumulated Earnings - Prior Period                                   960,944
  Subscription Receivable                                               687,022








                                 Continued

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations

                                       Trinity    Riverbend
                                    -----------  -----------
                                       October      Fiscal
                                       1, 2002    Year Ended
                                       to June       June        Acq'n
                                      30, 2003     30, 2003     Entries      Total
                                    -----------  ----------- -----------  -----------
Revenue
  Sales Revenue                     $  167,790  $ 2,534,640              $ 2,702,430
  Cost of Sales                              -   (1,292,390)              (1,292,390)
                                    -----------  -----------             -----------
     Gross Profit                      167,790    1,242,250                1,410,040
                                    -----------  -----------             -----------
Expenses
  Salaries & Benefits                1,043,123      427,562                1,470,685
  Professional Fees                    437,836       33,794                  471,630
  General & Administrative             274,267      210,467                  484,734
  Travel & Entertainment               182,593       92,773                  275,366
  Depreciation & Amortization          175,497      365,953  a)  137,719     403,731
  Rent                                  44,524       49,816                   94,340
                                    -----------  -----------             -----------
     Total Expense                   2,157,840    1,180,365                3,200,486
                                    -----------  -----------             -----------
Income (Loss) from Operations       (1,990,050)      61,885               (1,790,446)
                                    -----------  -----------             -----------
Other Income (Expenses)
  Interest Income                         (487)      10,418                    9,931
  Interest Expense                     (76,865)      (4,133)                 (80,998)
  Amortization of
   Non-Distributable Reserve                 -      101,586  a)  101,586           -
  Foreign Currency Gain/(Loss)          (4,582)           -                   (4,582)
                                    -----------  -----------             -----------
     Total Other Income (Expense)      (81,934)     107,871                  (75,649)
                                    -----------  -----------             -----------
     Income (Loss) Before Taxes     (2,071,984)     169,756               (1,866,095)
Tax Credit                                   -      139,793  a)  139,793           -
                                    -----------  -----------             -----------
Net Income Before Minority Interest (2,071,984)     309,549               (1,866,095)
                                    -----------  -----------             -----------
Minority Interest                                            a)   11,955
  Minority Interest                          -     (102,419) c)   66,173    (180,547)
  Profit from Sale of Shares in
   Subsidiaries                              -       32,818                   32,818
                                    -----------  -----------             -----------
     Total                                   -      (69,601)                 (69,601)
                                    -----------  -----------             -----------
                                    -----------  -----------             -----------
Net Income (Loss)                  $(2,071,984)  $  239,948              $ 2,013,824
                                    ===========  ===========             ===========



                                 Continued

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations


A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                   Transition Period
                                                   October 1, 2002 to
                                                      June 30, 2003
                                                 --------------------------
                                                    Before         After
                                                  Tax Amount    Tax Amount
                                                 ------------  ------------
  Net Income (Loss)                             $ (2,013,824) $ (2,013,824)
  Foreign Currency Translation                          (470)         (470)
                                                 ------------  ------------
  Total Other Comprehensive Income              $ (2,014,294) $ (2,014,294)
                                                 ============  ============








                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 26, 2003            By: /S/ DOUGLAS D. COLE
                                   -----------------------------------
                                   Douglas D. Cole
                                   Chief Executive Officer